UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2007

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Township Line Road, Suite 170
Yardley, Pennsylvania 19067
(Address of Principal Executive Offices) (Zip Code)

(215) 757-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Officer Compensation

On December 11, 2007, the Compensation Committee of the Board of Directors of Velcera, Inc. (the “Company”) approved the following changes in compensation named executive officers of the Company set forth below:

•	Dr. Antonio Benitz, Vice President of Research and Development:

o	Cash bonus for the year ended October 1, 2007 of $100,000 based on performance and in accordance with his letter agreement; and
o	Increase in base compensation from $235,000 to $240,000 effective October 1, 2007.

•	Dr. David Petrick, Vice President of Regulatory Affairs:

o	An increase in base compensation from $96,000 to $155,500 effective January 1, 2008 in recognition of the increase 50% in Dr. Petrick’s time devoted to the Company;
o	Cash bonus of $22,000 in recognition of the increase in Dr. Petrick’s time devoted to the business for the six months ended December 31, 2007; and
o	Eligible to receive a discretionary cash bonus for the year ended December 31, 2008 of up to 20% of Dr. Petrick’s base compensation based upon Dr. Petrick meeting certain mutually agreed-upon goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: December 14, 2007	By:	/s/ Matthew C. Hill
Matthew C
Chief Financial Officer